UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2009

SKYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 104 Scottsdale AZ 85260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As of March 9, 2009, the Registrant appointed L. Fred Huggins to serve as the Vice President of Sales and Marketing of the Registrant. Prior to joining the Company, Mr. Huggins was the Vice President Sales and Marketing of Noble Innovations Inc., a company that is developing a competing line of electric tankless water heaters.  Prior to this Mr. Huggins was Executive Vice President of Universal Metal Industries, Inc. and the President of Artech USA, LLC. Mr. Huggins had served in those positions since January 2002 and led all aspects of sales, marketing, and administration for the range hood manufacturing company, as well as launching the new brand and company of Artech. Beginning in 1979, Mr. Huggins held various positions and titles for the Whirlpool Corporation handling various aspects of sales and marketing, the most recent being the Purchase Experience and product launch manager for Whirlpool Corporation from April 1996 through December 2001. During that time, Mr. Huggins was the project lead delivering nationwide experiential new product launches that included developing launch strategy, budgets, scheduling, executing and follow up of the launch. Mr. Huggins also worked as a Division and Sales Manager of the Retail Channel, a Manager of Retail Marketing Education and Builder Marketing Education, a Field Sales Manager, and an Account Manager for the Whirlpool Corporation. Mr. Huggins received a Bachelor of Science in Business Administration from Florida State University and performed Graduate Studies at the University of South Florida.

Item 9.01  Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Exhibit Title of Description

99.1	Press Release Announcing Appointment of New Vice President of Sales and Marketing, dated March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: March 10, 2009	By:	/s/ Thaddeus (Ted) Marek
Name: Thaddeus (Ted) Marek
Title: Secretary & CFO